Exhibit 3.9

FIRST

AMENDED AND RESTATED

BYLAWS

OF

EMERGENT MEDIA, INC.

These First Amended and Restated Bylaws of Emergent Media, Inc. (the “Corporation”) amend and restate in their entirety the Bylaws adopted by the Corporation on March 11, 1996, as amended March 1996.

SECTION 1

Offices

1.1           Principal Office:  The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors may designate.  The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.

1.2           Registered Office and Registered Agent:  The corporation shall continuously maintain in the State of Washington (a) a registered office, which office shall be at a specific geographic location, and shall not be identified by post office box number or other non-geographic address; and (b) a registered agent, which agent may be either an individual resident in this state whose business office is identical with such registered office, or a corporation authorized to transact business in this state having a business office identical with such registered office.  The initial registered office and registered agent shall be as set forth in the Articles of Incorporation.  The corporation may change its registered office or registered agent or both to the full extent and in the manner prescribed by law.

1.3           Other Offices:  The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

SECTION 2

Shareholders

2.1           Meeting Place:  All meetings of the shareholders shall be held at the corporation’s principal office or at such other place or places, either within or without the State of Washington, as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

2.2           Annual Meeting:  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on the third Wednesday of August at the hour of 10:00 a.m. if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such day and time as may be set by the Board of Directors.  The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

2.3           Special Meetings:  The President, the Board of Directors, or the Chairman of the Board (if one be appointed) may call special meetings of the shareholders for any purpose.  Further, a special meeting of the shareholders shall be held if the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.  Upon receipt of such a demand, the Secretary shall cause notice of such meeting to be given as required in these Bylaws within thirty (30) days after the date the demand was delivered to the Secretary.

2.4           Notice:  Written notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called and the business proposed to be transacted therein, shall be given by the corporation, not less than ten (10) days, and, in the case of a special meeting, not less than twenty (20) days (unless in each case a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting to each shareholder of record entitled to vote (unless the corporation is required by law to send notice to all shareholders regardless of whether or not such shareholders are entitled to vote), to the shareholder’s address as it appears on the current record of shareholders of the corporation.  Such written notice shall comply with the requirements of Subsection 4.2, below.

2.5           Waiver of Notice:  A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of the corporation, or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice.  A valid waiver is created by any of the following three methods:  (a) in writing, signed by the shareholder entitled to the notice and delivered to the corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

2.6           Quorum of Shareholders:  At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.  At such reconvened meeting, any business may be transacted which might have been transacted at the meeting as originally notified.  Subject to the foregoing, the determination of the voting groups entitled to vote (as required by law), and the quorum and voting requirements applicable thereto, must be made separately for each matter being considered at a meeting.

If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required.

2.7           Proxies:  Shareholders of record may vote at any meeting either in person or by proxy executed in writing.  A proxy is effective when received by the person authorized to tabulate votes for the corporation.  A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy.

2.8           Voting:  Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders’ meeting.

2.9           Adjournment:  A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time.  At such reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.  If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

2.10         Actions by Shareholders Without a Meeting:  Subject to the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be accomplished without a meeting if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.  The action must be evidenced by one or more written consents describing the action taken and signed by such minimum number of shareholders.  All shareholders entitled to vote on such action must be given at least one (1) business day advanced notice before the action takes effect.  Determination of the shareholders entitled to take action without a meeting, the form of the written consent, the time period for receipt of sufficient written consents, the effective date of the action taken, the notices required to be given to non-voting shareholders and to shareholders entitled to vote who have not consented to the action, and all other matters concerning shareholder action without a meeting shall be as set forth in these Bylaws and the Washington Business Corporation Act.

2.11         Record Date and Transfer Books:  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

2.12         Voting Record:  The officer or agent having charge of the stock transfer books for shares of the corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 3

Board of Directors

3.1           Numbers and Powers:  Except as otherwise expressly provided by law or by the Articles of Incorporation, the management of all the affairs, property and interests of the corporation shall be vested in a Board of Directors, consisting of not less than three (3) nor more than seven (7) persons, the specific number to be set by resolution of the shareholders.  The directors shall be elected at the annual meeting of the shareholders to hold office until the next succeeding annual meeting of the shareholders and until her successor is elected and qualifies.  Directors need not be shareholders or residents of the State of Washington.  The Board of Directors may exercise all powers of the corporation and do all lawful acts and things which are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2           Change of Number:  The number of directors may at any time be increased or decreased by amendment of these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

3.3           Vacancies:  All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  However, if the vacant office was held by a director elected by a voting group composed of less than all of the voting shareholders, then the Board of Directors shall not have the power to fill such vacancy.  If there is only one director of the corporation and such director vacates his or her position for any reason, the vacancy so created shall be filled by affirmative vote of the shareholders.  A director elected to fill any vacancy shall hold office only until the next election of directors by the shareholders.

3.4           Resignation and Removal:  Any director of the corporation may resign at any time by giving written notice to the Board of Directors, its Chairperson, the President, or Secretary of the corporation.  Any such resignation is effective when the notice is delivered, unless the notice specified a later effective date.  The shareholders, at a special meeting called expressly for that purpose, may remove from office with or without cause one or more directors and elect their successors.  A director may be removed only if the number of votes cast for removal exceeds the number of votes cast against removal; provided that, if a director (or the entire Board) has been elected by one or more voting groups, only those voting groups may participate in the vote for removal.

3.5           Annual Meetings:  The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders’ meeting or any special shareholders’ meeting at which a Board is elected.  Such meeting shall be held at the same place as such shareholders’ meeting unless some other place shall be specified by resolution of the shareholders.

3.6           Regular Meetings:  Regular meetings of the Board of Directors may be held without notice (other than as provided in Section 3.8 below) at such place or places, either within or without the State of Washington, as the Board of Directors may from time to time designate.

3.7           Special Meetings:  Special meetings of the Board of Directors may be called at any time by the President, the Chairman of the Board (if one is appointed) or by directors constituting one third or more of the entire Board of Directors, to be held at the principal office of the corporation or at such other place or places as the directors may from time to time designate.

3.8           Notice:  No notice is required for regular meetings of the Board of Directors if the place, day and time thereof have been fixed by resolution of the Board of Directors and a copy of such resolution has been delivered to each director at least two (2) business days before the day of the first meeting held pursuant thereto.  Either oral or written notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given at least two (2) business days prior to the date of the meeting.  The purpose of the meeting need not be given in the notice unless otherwise required by law, the Articles of Incorporation or these Bylaws.

3.9           Waiver of Notice:  A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice.  The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in its corporate records.  Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

3.10         Quorum:  A majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by the Articles of Incorporation or these Bylaws.  Directors at a meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided such withdrawal does not reduce the number of directors attending the meeting below the level of a quorum.

3.11         Presumption of Assent:  A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

a.             The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting;

b.             The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

c.             The director shall file a written dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.12         Board of Directors Action Without a Meeting:  Any action required or permitted to be taken at a meeting of the Board of Directors may be accomplished without a meeting if the action is taken by all the members of the Board of Directors.  The action must be evidenced by one or more written consents describing the action to be taken signed by all directors and delivered to the corporation for inclusion in its minutes or filing with its corporate records.  Directors’ consents may be signed either before or after the action is taken.  Action taken by unanimous written consent is effective when the last director signs the consent, unless the consent specifies a later effective date.

3.13         Committees:  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee, a Compensation Committee and one or more other committees, each of which:

a.             Must have two (2) or more members;

b.             Must be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board of Directors; and

c.             To the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to:

(1)           Authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

(2)           Approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders;

(3)           Fill vacancies on the Board of Directors or on any of its committees;

(4)           Amend Articles of Incorporation pursuant to RCW 23B.10.020;

(5)           Adopt, amend, or repeal Bylaws;

(6)           Approve a plan of merger not requiring shareholder approval; or

(7)           Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

If a committee is formed for the purposes of exercising functions of the Board, the committee must consist solely of directors.  If the only function of the committee is to study and make recommendations for actions by the full Board, the committee need not consist of directors.  All committees shall keep regular minutes of meetings.

3.14         Remuneration:  By resolution of the Board of Directors, a fixed sum or stated salary and expenses of attendance, if any, may be paid directors for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.15         Chairman of the Board:  The Board of Directors may at its option elect from among its members a Chairman of the Board.  The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and, in addition, exercise and perform such other powers and duties as the Board of Directors shall by resolution direct.

SECTION 4

Measures Applying to Both Shareholders’ and Directors’ Meetings

4.1           Meetings by Communication Equipment:  Shareholders or directors, as the case may be, may participate in any meeting of the shareholders or directors, as the case may be, by any means of communication by which all persons participating in the meeting can hear each other during the meeting.  Participation by such means shall constitute presence in person at a meeting.

4.2           Oral and Written Notice:  Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice.  Oral notice is effective when communicated.

Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment which transmits a facsimile of the notice.  Written notice is effective at the earliest of the following:  (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  A declaration of the mailing or other means of giving any notice, executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving notice, shall be prima facie evidence of the giving of such notice.

SECTION 5

Officers

5.1           Designations:  The officers of the corporation shall be a President, one or more Vice Presidents (one or more of whom may be Executive Vice Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected by the Board of Directors at its first meeting, and who shall hold office until their successors are elected and qualify.  Any two or more offices may be held by the same person.  None of the officers of the corporation need be a director, except as specified below.

5.2           Appointment and Term of Office:  The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter.  Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

5.3           Officers Enumerated:  Except as otherwise provided by resolution of the Board of Directors, the officers of the corporation and their respective powers and duties shall be as follows:

5.3.1        Chairman of the Board.  The Chairman of the Board (if such an officer be appointed) shall be a director and shall perform such duties as shall be assigned to him or her by the Board of Directors and in any employment agreement.  The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board at which he or she is present.  The Chairman may sign deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board or by these bylaws to some other officer or in some other manner.  If the President dies or becomes unable to act, the Chairman shall perform the duties of the President, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the President.

5.3.2        President.  Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board (if such an officer be appointed), the President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board and, subject to the control of the Board and the Executive Committee (if one be established), shall supervise and control all of the assets, business, and affairs of the corporation.  The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner.  The President shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by law or resolution of the Board.  In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.  In the absence of the chairman of the Board, the President, if a director, shall preside over all meetings of the shareholders and over all meetings of the Board of Directors.  The President shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as she deems necessary.

5.3.3        Vice Presidents.  If no Chairman of the Board has been appointed, in the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairman of meetings of the Board unless such Vice President is a member of the Board.  The vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws, the President, or the Chairman of the Board (if one be appointed).

5.3.4        Secretary.  The Secretary shall:

(a)           have responsibility for preparing minutes of meetings of the shareholders and the Board of Directors and for authenticating records of the corporation;

(b)           see that all notices are duly given in accordance with the provisions of these bylaws and as required by law;

(c)           be custodian of the corporate records and seal of the corporation, if one be adopted;

(d)           keep a register of the post office address of each shareholder and director;

(e)           attest certificates for shares of the corporation;

(f)            have general charge of the stock transfer books of the corporation;

(g)           when required by law or authorized by resolution of the Board of Directors, sign with the President, or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts, and other instruments; and

(h)           in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary

5.3.5        Treasurer.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties I such sum and with such surety or sureties as the Board shall determine.  The Treasurer shall:

(a)           have charge and custody of and be responsible for all funds and securities of the corporation;

(b)           receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in banks, trust companies, or other depositories selected in accordance with the provisions of these Bylaws; and

(c)           in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

5.4           Salaries and Contract Rights:  The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors.  The appointment of an officer or agent shall not of itself create contract rights.

5.5           Resignation or Removal:  Any officer of the corporation may resign at any time by giving written notice to the Board of Directors, or to any officer of the corporation.  Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.  The Board of Directors, by majority vote of the entire Board, may remove any officer or agent appointed by it, with or without cause.  The removal shall be without prejudice to the contract rights, if any, of the person so removed.  An officer empowered to appoint another officer or assistant officer also has the power to remove any officer he or she would have the power to appoint whenever in his or her judgment the best interests of the corporation would be served thereby.

5.6           Vacancies:  If the office of any officer becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term.

SECTION 6

Certificates of Shares and Their Transfer

6.1           Issuance; Certificates of Shares:  No shares of the corporation shall be issued unless authorized by the Board of Directors.  Such authorization shall include the maximum number of shares to be issued, the consideration to be received, the value of the consideration if other than cash, and a statement that the Board considers the consideration to be adequate.  Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

a.             The name of the corporation and that the corporation is organized under the laws of the State of Washington;

b.             The name of the person to whom issued;

c.             The number and class of shares and the designation of the series, if any, which such certificate represents;

d.             If the corporation is authorized to issue different classes of shares or different series within a class, either a summary of (on the face or back of the certificate), or a statement that the corporation will furnish to any shareholder upon written request and without charge a summary of, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series; and

e.             If the shares are subject to transfer or other restrictions under applicable securities laws or contracts with the corporation, either a complete description of or a reference to the existence and general nature of such restrictions on the face or back of the certificate.

The certificate shall be signed by original or facsimile signature of two officers of the corporation, and the seal of the corporation may be affixed thereto.

6.2           Transfer of Stock:  Shares of stock may be transferred by delivery of the certificate to the corporation accompanied by (i) either an assignment in writing on the back of the certificate, or an assignment separate from certificate, or by a written power of attorney to assign and transfer the same on the books of the corporation, signed by the record holder of the certificate; and (ii) such additional documents, instruments, and other items of evidence as may be reasonably necessary to satisfy the requirements of any transfer restrictions applicable to such shares, whether arising under applicable securities or other laws, or by contract, or otherwise.  The shares shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed.

6.3           Loss or Destruction of Certificates:  In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

6.4           Restrictions on Transfer:  The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.  Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, all certificates representing shares of the corporation shall bear the following legend (or a legend of substantially the same import) on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

NOTICE:  RESTRICTIONS ON TRANSFER

The securities represented by this certificate have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered, sold, transferred, encumbered, or otherwise disposed of except upon satisfaction of certain conditions.  Information concerning these restrictions may be obtained from the corporation or its legal counsel.  Any offer or disposition of these securities without satisfaction of said conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation.

SECTION 7

Books and Records

7.1           Books of Accounts, Minutes, and Share Register:  The corporation:

a.             Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation;

b.             Shall maintain appropriate accounting records;

c.             Shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

d.             Shall keep a copy of the following records at its principal office:

(1)           The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(2)           The Bylaws or Restated Bylaws and all amendments to them currently in effect;

(3)           A copy of the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(4)           Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(5)           All written communications to shareholders generally within the past three (3) years;

(6)           A list of the names and business addresses of its current directors and officers; and

(7)           Its most recent annual report delivered to the Secretary of State of Washington.

7.2           Copies of Resolutions:  Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

SECTION 8

Distributions and Finance

8.1           Distributions:  The Board of Directors may authorize and the corporation may make distributions to its shareholders, subject to any limitation in the Articles of Incorporation.  However, no distribution may be made if, after giving it effect, either:  (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount which would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  The Board of Directors may fix the record date for determining shareholders entitled to a distribution, which date may not be more than seventy (70) days before the date the Board of Directors authorized the distribution.  If the Board of Directors does not fix a record date, it shall be the date the Board authorizes the distribution.

8.2           Reserves:  There may be set aside out of the earnings of the corporation such sum or sums as the Board of Directors from time to time in its absolute discretion deems expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose.

8.3           Depositaries:  The monies of the corporation shall be deposited in the name of the corporation in such financial institutions as the Board of Directors shall designate, and shall be drawn out only by checks or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

SECTION 9

Indemnification of Officers, Directors,
Employees and Agents

9.1           Right to Indemnification:  Each individual who was or is made a party or is threatened to be made a party to or is otherwise involved (including.  without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or, that while serving as a director or officer of the corporation, he or she is or was also serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such a director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such identification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section (2) of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the proceeding (or part thereof) was authorized or ratified by the Board of Directors.  The right to indemnification conferred in this Section (1) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”).  Any advancement of expenses shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section (1) and upon delivery to the corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the corporation pursuant to this Section.

9.2           Right of Indemnitee to Bring Suit:  If a claim under Section 9.1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.  Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counselor the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

9.3           Nonexclusivity of Rights:  The right to indemnification and the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board of Directors, contract or otherwise.

9.4           Insurance, Contracts and Funding:  The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act.  The corporation may enter into contracts with any director, officer, employee or agent of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

9.5           Indemnification of Employees and Agents of the Corporation:  The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Article provide with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

9.6           Persons Serving Other Entities:  Any individual who is or was a director, officer or employee of the corporation who, while a director, officer or employee of the corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, (b) as a trustee of an employee benefit plan and the duties of the director or officer to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan, or (c) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership, shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Section (1) of this Article.

SECTION 10

Amendments

10.1         By the Shareholders:  These Bylaws may be amended or repealed at any annual or special meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting.

10.2         By the Board of Directors:  Unless such power is reserved by the Articles of Incorporation or by law to the shareholders in whole or in part, these Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors at any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting.  However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

SECTION 11

Miscellaneous

11.1         Communications by Fax:  Whenever these Bylaws require notice, consent, or other communication to be delivered for any purpose, transmission by phone, wire, or wireless equipment which transmits a facsimile of such communication shall constitute sufficient delivery for such purpose.  Such communication shall be deemed to have been received by or in the possession of the addressee upon completion of the transmission.

11.2         Inspector of Elections:  Before any annual meeting of shareholders, the Board of Directors may appoint an inspector of elections to act at the meeting and any adjournment thereof.  If no inspector of elections is so appointed by the Board, then the chairman of the meeting may appoint an inspector of elections to act at the meeting.  If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

Such inspector of elections shall:

(a)           determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies pursuant to RCW 23B.07.220 and 23B.07.240 and any procedure adopted by the Board of Directors pursuant to RCW 23B.07.230;

(b)           receive votes, ballots, or consents;

(c)           hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)           count and tabulate all votes or consents;

(e)           determine the result; and

(f)            do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

11.3         Rules of Order:  The rules contained in the most recent edition of Robert’s Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation or Bylaws, subject to the following:

(a)           The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.  If the chairman in his or her absolute discretion deems it advisable to dispense with the rules of parliamentary procedure for any meeting or any part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)           If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; upon so doing, the meeting shall be deemed immediately adjourned, subject to being reconvened in accordance with these Bylaws, as the case may be.

(c)           The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting of shareholder.

(d)           A resolution or motion at a meeting of shareholders shall be considered for vote only if proposed by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

11.4         Construction:  Within these Bylaws, words of any gender shall be construed to include any other gender, and words in the singular or plural number shall be construed to include the plural or singular, respectively, unless the context otherwise requires.

ADOPTED BY resolution of the corporation’s Board of Directors on May 19, 1999.

/s/ David Quinn
David Quinn
Secretary